UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

ViewRay, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Thermo Fisher Way Oakwood Village, Ohio		44146
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (440) 703-3210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2019, Brian Knaley, ViewRay, Inc.’s (the “Company”) Senior Vice President, Finance, has been appointed as Interim Chief Financial Officer of the Company. The Company has initiated a search process to identify a permanent Chief Financial Officer.

Mr. Knaley, 49, has served as the Company’s Senior Vice President of Finance since joining the Company in September 2018. As Interim Chief Financial Officer, Mr. Knaley’s base salary will increase to $325,000 per year. Mr. Knaley formerly served as Chief Financial Officer at ARC Group Worldwide, Inc. (Nasdaq: ARCW), a global manufacturer of precision metallurgic products and advanced 3D printing company, from November 2017 to September 2018. Prior to ARC Group Worldwide, Inc., Mr. Knaley served as Vice President and Corporate Controller at The Spectranetics Corporation, a developer and manufacturer of minimally-invasive cardiovascular devices, from June 2016 to November 2017. Prior to The Spectranetics Corporation, Mr. Knaley served as Corporate Controller at Arcelormittal USA, a steel and mining company, from May 2012 to June 2016. Mr. Knaley holds a BA in Accounting from Thomas More College and a CPA license in the State of Ohio.

There are no arrangements or understandings between Mr. Knaley and any other persons pursuant to which he was appointed as an officer, and Mr. Knaley has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Knaley does not have a family relationship with any member of the Board or any executive officer of the Company.

Ajay Bansal ceased serving as Chief Financial Officer of the Company effective September 30, 2019. Mr. Bansal’s departure from the Company is not the result of any issue, concern or disagreement regarding the Company’s accounting, financial reporting or internal control over financial reporting.

In connection with Mr. Bansal’s resignation and in consideration of his release of claims against the Company, on September 30, 2019, the Company entered into separation and consulting agreements with Mr. Bansal (the “Agreements”). Mr. Bansal will provide consulting and advisory services to the Company for a period of six months from the separation date (the “Consulting Period”). Under the Agreements, Mr. Bansal will receive, among other benefits, cash payments equal to $174,250 and reimbursement for continued medical insurance coverage pursuant to COBRA for the six-month period following the separation date.

While serving as a consultant to the Company, Mr. Bansal’s unvested stock options and restricted stock units will continue to vest pursuant to their terms during the Consulting Period.

Mr. Bansal will remain subject to the Company’s Confidentiality, Inventions and Non-Interference Agreement and will be subject to a confidentiality obligation, non-disparagement and non-solicitation of employees, agents or consultants of the Company during the Consulting Period and for twelve months thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIEWRAY, INC.

Date: October 3, 2019	By:	/s/ Robert S. McCormack
Robert S. McCormack
Senior Vice President, General Counsel